Investor Presentation
BROWN SHOE COMPANY, INC.

JANUARY 2010

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This investor update contains certain forward-looking statements and expectations regarding the Company’s future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) the timing and uncertainty of activities and costs related to the Company’s information technology initiatives, including software implementation and business transformation; (iii) potential disruption to the Company’s business and operations as it implements its information technology initiatives; (iv) the Company’s ability to utilize its new information technology system to successfully execute its business model; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to continued and uninterrupted flow of inventory from China and Brazil, where the Company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) the Company's ability to attract and retain licensors and protect its intellectual property; (x) the Company's ability to secure/exit leases on favorable terms; (xi) the Company's ability to maintain relationships with current suppliers; (xii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; and (xiii) the Company’s ability to successfully execute its international growth strategy. The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 31, 2009, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

-    January 13, 2010

NOTE:
During fiscal 2009, the Company did not issue formal earnings per share guidance for either full-year or quarterly results in its earnings releases and conference calls.  However, on November 24, 2009, it did supply a perspective on a number of operating metrics in its press release and conference call.  This presentation does not represent an interim change, update, or affirmation of the metrics presented on November 24, 2009.  For further information, please reference the Company’s press release dated January 11, 2010.

At a glance

▪	Powerful Portfolio of Global Brands
▪	Brands consumers love and trust
▪	Famous Footwear – leading family branded footwear retailer
▪	Naturalizer – one of the world’s largest women’s brands
▪	Dr. Scholl’s – iconic global comfort brand
▪	Wholesale portfolio of leading fashion brands

▪	Diversified, Synergistic Business Model
▪	Multi-channel platform
▪	Broad retail portfolio of over 1,400 stores
▪	Diversified brand portfolio that spans consumer segments, categories, channels, and geographies
▪	Vertical brands and incubation
▪	International growth
▪	Powerful Direct-to-Consumer platform

▪	Trend-right Product Delivered Efficiently Across Channels and Geographies
▪	Global sourcing, design, and distribution expertise
▪	More than 600 people in sourcing offices in China
▪	Leading-edge design studios and product development capabilities

▪	Great Brands, Great Value
▪	Leading family branded footwear retailer with over 1,100 stores in all 50 states
▪
More than 80 top fashion, athletic, and wellness & healthy living footwear brands including Nike, Skechers, New Balance, DC, adidas, Converse, Dr. Scholl’s, Steve Madden, Puma, Naturalizer, and LifeStride

▪	Channel leader in Wellness and Toning

▪	“Make Today Famous” Campaign
▪	Inspiring a woman’s walk through life
▪	Highlighting great brands, value, and the consumer shoe shopping experience
▪	360 degree consumer communications: In-store, national cable TV, radio, print, viral marketing, social networking
▪	Increasing media presence in Spring ‘10 with additional mass-reach elements and digital outreach

▪	Strong Back-to-School and Holiday 2009
▪
Same-store sales increased 7.0%  for the 9 weeks ending January 2, 2010, following a strong 4.7% gain in the third quarter, driven by great product, enhanced store and online environments, and impactful consumer engagement

▪	Global brand with distribution in 45 countries
▪	Approximately $500 million in sales at retail around the world
▪	Top 4 women’s fashion brand across domestic channels*

▪	Lifestyle Brand
▪	Delivering a strong value proposition for consumers with comfort, style, and quality…Work, Play, Everyday
▪	Strong consumer response to evolution of N5 comfort technology system
▪	Global design studio opened in Spring 2009

▪	Multi-Channel
▪	Approximately 250 branded specialty stores in North America
▪	Strong holiday and third quarter 2009 performance in Naturalizer stores and Naturalizer.com

▪	Growing Naturalizer Brand Family
▪	New premium comfort, eco-friendly brand, Naya; will be distributed in select better department stores, dot-com’s, and independents in Spring 2010

*according to NPD’s POS Retail Tracking Service

▪	Iconic Global Brand
▪	Striving to deliver the most comfortable shoes in the world
▪	Connecting to a wide range of consumer lifestyles across multiple channels and price points -- healthy living, career, sport, fashion

▪	Delivering the Promise of the Dr. Scholl’s Brand
▪	Unique, proprietary comfort technology and design
▪	Leveraging consumer and product learnings across categories to drive quality, comfort, foot health, and value
▪	Strong value proposition in health and wellness category
▪	Strengthening partnership with Walmart – rolling-out Dr. Scholl’s focus shops and branded presentations in 1,200 Walmart stores in Spring ‘10

▪	Strong Partnerships
▪	Schering-Plough
▪	Walmart
▪	Famous Footwear
▪	Sears

Current Initiatives

▪	Doubling Earnings in Next 15 to 18 Months
▪	Investing in and growing the core – Famous Footwear, Naturalizer, Dr. Scholl’s
▪	Building on strong second half at Famous Footwear
▪	Improving productivity of store portfolio
▪	Balancing earnings and investment for growth

▪	Driving Wholesale Growth
▪	Enhancing product innovation and trend-right product styling
▪	Growth of Naturalizer, Dr. Scholl’s and contemporary fashion brands
▪	International expansion

▪	Sharpening Focus and Increasing Investment in Marketing
▪	Evolution of “Make Today Famous”
▪	Expansion of direct media across portfolio – more intimate dialogue with consumers
▪	Supporting growth of contemporary fashion brands and launch of Naya

▪	Embracing New Consumers, Trends, and Media
▪	Wellness and Healthy Living
▪	Gen Y Families
▪	New Media